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ALLMERICA INVESTMENTS, INC.                     440 LINCOLN STREET                         COMMISSION SCHEDULE
                                                WORCESTER, MA 01653               (PERCENT OF PREMIUM PAYMENTS)
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FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY                   PRINCIPAL UNDERWRITER AND EXCLUSIVE DISTRIBUTOR
ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY                                  ALLMERICA INVESTMENTS, INC.

                                                ALLMERICA SELECT ACCLAIM
                                    ~FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACTS~

                                         COMMISSION SCHEDULE AM-4 (Rev. 10/00)
                           (Applicable to contracts issued on or after October 1, 2000)

Issued by Allmerica Financial Life Insurance and Annuity Company (First Allmerica Financial Life Insurance Company in NY).

COMMISSION PERCENTAGE
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        1. All contracts issued where the owner is less than age 81 at date of issue:

           THE FOLLOWING CHOICES ARE AVAILABLE:

               A)   8.00% of each premium paid, no trail commission
               B)   7.25% of each premium paid, .25% annual trail commission
               C)   6.00% of each premium paid, 0.50% annual trail commission
               D) 5.50% of each premium paid, 0.50% annual trail in years 2 through 8, 1.00% annual trail thereafter
               E)   4.00% of each premium paid, 1.00% annual trail commission

        2. All contracts issued where the owner is age 81 to age 86 at date of issue.

               A)   5.00% of each premium paid, no trail commission
               B)   4.50% of each premium paid, .25% annual trail commission
               C)   4.00% of each premium paid, 0.50% annual trail commission
               D) 3.75% of each premium paid, 0.50% annual trail in years 2 through 8, 1.00% annual trail thereafter
               E)   3.50% of each premium paid, 1.00% annual trail commission


RULES FOR TRAIL COMMISSION PAYMENTS
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- Commission options, where available, can be chosen on a contract by contract basis by the individual registered representative.

- The commission option chosen must be indicated on the back of the application.

- If no selection is made, the default will be option (A)

Trail commissions will be paid quarterly in January, April, July and October. The first trail commission for a contract will be paid on the first quarterly payment date following the first anniversary of the date of issue (e.g., if a contract is issued on
October 5, 2000, the first trail commission will be payable in January, 2002). Trail commissions will continue to be paid while the Sales Agreement remains in force and will be paid on a particular contact until the contract is surrendered or annuity benefits begin to be paid under an annuity option.

Quarterly trail commissions will be a percentage of the unloaned account value of each eligible contract. For purposes of trail commission calculations, "unloaned account value" means the cash value of the contract on the last day of the calendar quarter immediately preceding the payment date less the principal of any contract loan and accrued interest thereon. The quarterly trail commission percentage will be 25% of the applicable annual rate (e.g., .0625% if the annual rate is .25%, .25% if the annual rate is 1.00%)

NOTE: NO TRAIL COMMISSION WILL BE PAYABLE AFTER THE DATE THE SALES AGREEMENT IS TERMINATED FOR ANY REASON.
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